FRONTIER FUNDS

Exhibit 32.8

CERTIFICATION PURSUANT TO

18 U.S.C.§1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of the Frontier Masters Fund, a Series of Frontier Funds on Form 10-Q for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Frontier Masters Fund.

/s/ Patrick J. Kane

Patrick J. Kane

Chairman of Frontier Fund Management LLC, the

Managing Owner of Frontier Funds

November 14, 2017